UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                        Date of Report: December 9, 2005

                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                      0-422                  22-1114430
          ----------                      -----                  ----------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)


            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732) 634-1500
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.       Other Events

Announcement regarding Middlesex Water Company Receiving Approval from the NJ Board of Public Utilities for an Increase in Rates and the Merger of its Bayview Subsidiary as set forth in the attached press release.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                                MIDDLESEX WATER COMPANY
                                                      (Registrant)



                                                s/Kenneth J. Quinn
                                                ------------------
                                                Kenneth J. Quinn
                                                Vice President, General Counsel,
                                                Secretary and Treasurer


Dated:  December 9, 2005

CONTACT:  Bernadette M. Sohler, Director of Communications  (732) 634-1500
-------

                  MIDDLESEX WATER COMPANY RECEIVES BPU APPROVAL
                      FOR RATE INCREASE & SUBSIDIARY MERGER
         Announces Entry into Regulated Wastewater Business in Delaware


      ISELIN, NEW JERSEY, (December 9, 2005) -- Middlesex Water Company has received approval from the New Jersey Board of Public Utilities (BPU) for a 9.2% or $4.3 million increase in its annual water rates. The Company had requested an increase to support its ongoing capital program and to cover costs of increases in operations, maintenance, depreciation and taxes.

      "Water utilities face new and changing drinking water quality regulations, frequent infrastructure challenges and security issues," said Dennis G. Sullivan, President and CEO of Middlesex Water. "Additional challenges include increases in purchased power, taxes and corporate governance regulation. This rate decision will help us to recover some of those costs and is necessary for the Company to help continue providing reliable and quality water service," said Sullivan.

      Middlesex Water Company provides retail water service to customers in Woodbridge, Edison, South Plainfield, Carteret, Metuchen and South Amboy. The Company also provides service under contract to Sayreville, the Old Bridge Municipal Utilities Authority (MUA), the Marlboro MUA, East Brunswick, Edison and Highland Park. The increase applies to all classes of customers, both contract and retail.

      The average household in the Company's retail service area is currently charged $28.00 per month for 900 cubic feet or 5,980 gallons of water. The proposed rate increase would mean a water charge of $30.59 per month for 900 cubic feet of water. The rate increase is effective December 8, 2005.

                                -More-More-More-

MIDDLESEX WATER COMPANY RECEIVES BPU APPROVAL FOR RATE INCREASE & SUBSIDIARY MERGER/Page 2


BPU Approves Bayview Water Company Merger
-----------------------------------------

      As part of the New Jersey Board of Public Utilities rate Order, the Board also approved Middlesex Water Company's request to merge Bayview Water Company, a wholly-owned subsidiary of Middlesex, into Middlesex Water Company, effective January 1, 2006. Customers of Bayview are not affected by the aforementioned rate increase. Bayview is a 300-customer system located in Cumberland County, NJ. It had been operated by Middlesex Water since 1997.

Delaware Subsidiary Enters Wastewater Arena
-------------------------------------------

      Tidewater Environmental Services, Inc., a subsidiary of Middlesex Water operating in Delaware, has announced the acquisition of a wastewater treatment and disposal facility serving The Retreat, a residential community, located in Sussex County, DE. This acquisition marks the Company's formal entry into the regulated wastewater business in Delaware.

      For additional information regarding Middlesex Water Company, visit the Company's website at www.middlesexwater.com or call (732) 634-1500.
                     ----------------------

      Middlesex Water Company, organized in 1897, is an investor-owned water utility and is engaged in the business of supplying water for domestic, commercial, industrial and fire protection purposes. The Company's New Jersey subsidiaries -- Pinelands Water Company and Pinelands Wastewater Company -- provide service to residents in Southampton Township, New Jersey. The Company's other New Jersey subsidiary, Utility Service Affiliates (Perth Amboy) Inc., operates the water supply for the City of Perth Amboy, New Jersey. Middlesex Water Company and Pinelands Water and Wastewater Companies are subject to the regulations of the New Jersey Board of Public Utilities. The companies are also subject to various Federal and State regulatory agencies concerning water quality standards. This rate change does not apply to Perth Amboy, Pinelands or the other subsidiary customers.

                                      #####